Exhibit 10.1

QUICKSILVER RESOURCES INC.

AMENDED AND RESTATED

2004 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. PURPOSE

The purpose of this Amended and Restated 2004 Non-Employee Director Equity Plan of Quicksilver Resources Inc. is to promote and closely align the interests of non-employee directors with those of the shareholders of Quicksilver Resources Inc. by providing stock based compensation. The Plan is intended to strengthen Quicksilver Resources Inc.’s ability to attract and retain outstanding directors.

2. DEFINITIONS

The following terms shall have the meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Beneficiary” means any person or persons designated in writing by a Participant to the Board on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

“Board” means the Board of Directors of the Company.

“Board Approval Date” shall have the meaning given to such term in Section 14.

“Cause” means that the Optionee has ceased to be a member of the Board due to a removal by the Company’s shareholders for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or a successor provision thereto).

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Common Stock” means the common stock of the Company.

“Company” means Quicksilver Resources Inc., a Delaware corporation, or any successor corporation.

“Fair Value” has the meaning given to such term in Section 8(a).

“Market Value per Share” means the closing sales price of a share of Common Stock on the New York Stock Exchange (or such other national securities exchange or market on which shares of Common Stock are then listed or quoted)

on a particular date. In the event that there are no Common Stock transactions on such date, the Market Value per Share shall be determined by utilization of the above formula as of the immediately preceding date on which there were Common Stock transactions.

“Non-Employee Director” means any member of the Board who is not an employee of the Company or a Subsidiary.

“Option” means an option to purchase shares of Common Stock granted under the Plan.

“Optionee” means any Non-Employee Director who is granted an Option under the Plan.

“Participant” means any Non-Employee Director who is granted Restricted Shares under the Plan.

“Plan” means this Amended and Restated 2004 Non-Employee Director Equity Plan of Quicksilver Resources Inc., as amended from time to time.

“Restriction Period” means, as to any shares included in a grant of Restricted Shares, the period during which the restrictions set forth in Section 7(a) apply to such shares.

“Restricted Shares” means shares of Common Stock granted under the Plan as to which neither the ownership restrictions nor the restrictions on transfer referred to in Section 7(a) have expired.

“Shareholder Approval Date” shall have the meaning given to such term in Section 14.

“Subsidiary” means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

“Total Disability” means a Board member’s termination as a director (other than an involuntary termination for Cause) due to his or her “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and as determined by the Board.

3. ADMINISTRATION

The Plan shall be administered by the Board. The Board shall (i) grant Restricted Shares to Participants, (ii) grant Options to Optionees, and (iii) determine the terms and conditions of such Restricted Shares or Options, all in accordance with the provisions of the Plan. The Board shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Restricted Shares and Options granted thereunder as it may deem necessary or advisable. Each Restricted Share grant and Option granted hereunder shall be evidenced by an agreement to be executed by the Company and the Participant or Optionee, as the case may be, containing provisions not inconsistent with the Plan (including without limitation provisions relating to acceleration of vesting or other adjustments in the event of a change in control of or business combination involving the Company). All determinations of the Board shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Board’s determinations shall be final.

4. ELIGIBILITY

All Non-Employee Directors are eligible to participate in the Plan.

5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 10 hereof, the maximum number and kind of shares as to which Restricted Shares or Options may at any time be granted under the Plan are 750,000 shares of Common Stock (which number has been adjusted, in accordance with the terms of the Plan, for the three-for-two stock split in the form of stock dividends issued to stockholders of record of the Company on June 15, 2005, pursuant to Section 10). Restricted Shares, or shares of Common Stock subject to Options, under the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Upon the forfeiture (in whole or in part) of a grant of Restricted Shares or the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for grant as Restricted Shares or subject to Options granted under the Plan.

6. GRANTS OF RESTRICTED SHARES OR OPTIONS

(a) One-Time Grant. Each Non-Employee Director in office on the Shareholder Approval Date shall be granted as of the Shareholder Approval Date a number of Restricted Shares equal to $25,000 divided by the Market Value per Share as of the Shareholder Approval Date.

(b) New Director Grants. Each individual who first becomes a Non-Employee Director after the Shareholder Approval Date on a date other than the first business day of a calendar year shall be granted a number of Restricted Shares as of the date such individual becomes a Non-Employee Director equal to $60,000 (if the individual becomes a Non-Employee Director prior to July 1 of any year) or $30,000 (if the individual becomes a Non-Employee Director on or after July 1 of any year) divided by the Market Value per Share as of the date the individual first becomes a Non-Employee Director. For purposes of this Section 6(b), a Non-Employee Director who ceases to be a member of the Board and thereafter becomes a Non-Employee Director again shall be deemed to first become a Non-Employee Director on the date that such individual again becomes a Non-Employee Director.

(c) Annual Awards. On the first business day of each calendar year beginning during the term of the Plan and after the Shareholder Approval Date, each individual who is a Non-Employee Director shall be granted as of such first business day

(i) a number of Restricted Shares equal to $60,000 divided by the Market Value per Share as of that date, and (ii) either a number of Restricted Shares equal to $60,000 divided by the Market Value per Share as of such first business day, or an Option to purchase a number of shares of Common Stock equal to $60,000 divided by the Fair Value as of such first business day, provided that, in either case, the Non-Employee Director has elected in writing on or prior to the last day of the preceding calendar year to receive the Restricted Shares or the Option described in this Section 6(c)(ii) in lieu of an equivalent amount of cash compensation from the Company.

7. TERMS AND CONDITIONS OF AWARDS OF RESTRICTED SHARES

(a) Restrictions. At the time of grant of Restricted Shares to a Participant, either (i) a stock certificate evidencing the shares of Common Stock granted shall be registered in the Participant’s name to be held by the Company for his or her account or (ii) an appropriate entry evidencing the Participant’s ownership of the shares of Common Stock granted shall be made in the stock ownership records or other books and records maintained by or on behalf of the Company. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to vote such Restricted Shares and, unless the Board shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 7(c), the Participant shall not be entitled to delivery of any stock certificate evidencing such Restricted Shares until the expiration of the Restriction Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant remains as a member of the Board for the entire Restriction Period, except as provided by Section 7(c). Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 10 shall be subject to the same restrictions as such Restricted Shares.

(b) Vesting. Each grant of Restricted Shares under Section 6 hereof shall become nonforfeitable and the restrictions described in Section 7(a) shall expire as to the total number of shares subject thereto on the first anniversary of the date of such grant of Restricted Shares; provided, in each case, that the Non-Employee Director who received the Restricted Shares has remained a member of the Board through such first anniversary.

(c) Rights Upon Termination of Service. Upon a Participant ceasing to be a member of the Board prior to the end of a Restriction Period for any reason, the Participant shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(a) in accordance with the provisions thereof, unless the Board, in its discretion, allows the Participant to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(a), in which case the Restriction Period applicable to such retained Shares shall immediately expire and all restrictions applicable to such retained shares shall immediately lapse.

(d) Payment of Restricted Shares. At the end of the Restriction Period, or at such earlier time as provided for in Section 7(c) or as the Board, in its sole discretion, may otherwise determine, all restrictions applicable to the Restricted Shares shall lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be.

8. TERMS AND CONDITIONS OF OPTIONS

(a) Fair Value. As noted in Section 6, the number of shares to be subject to any particular Option is to be determined with reference to the Fair Value which shall be either the Black Scholes Value (described below) or the value of an Option to purchase one share of Common Stock calculated using such other valuation methodology as may at the time of grant be used by the Company to value Options for financial reporting purposes, in each case as calculated as of the particular date of grant of the Option. For this purpose, “Black Scholes Value” means the value of an Option to purchase one share of Common Stock calculated using the Black Scholes option value model. Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option valuation for an Option to be granted on a particular date shall be based on the following assumptions:

(i) the then current price of a share of Common Stock is equal to the Market Value per Share of Common Stock as of the date of grant of the Option;

(ii) the per share exercise price of the Option is equal to the Market Value per Share of Common Stock as of the date of grant of the Option;

(iii) the time until expiration of the Option is equal to the actual time until expiration of the Option (determined without regard to the provisions of Sections 8(h) and 8(i));

(iv) the risk-free interest rate is the asked yield rate, as of the business day preceding the date of grant of the Option and as reported in the Wall Street Journal, for the U.S. Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Option;

(v) the volatility of the price of the Common Stock is calculated based on the closing price of a share of Common Stock on the last trading day of each month for each of the 60 months preceding the month in which the date of grant of the Option occurs; and

(vi) the dividend yield on the Common Stock equals the rate determined by dividing the product of four and the most recent quarterly dividend on the Common Stock as of the date of grant of the Option by the Market Value per Share of Common Stock as of the date of grant of the Option.

(b) Exercise Price. Each Option granted hereunder shall have a per share exercise price equal to the Market Value per Share of Common Stock as of the day such Option is granted.

(c) Vesting. Each Option granted hereunder shall be exercisable only to the extent that it is vested. Except as may otherwise be provided in the agreement evidencing the Option or as determined by the Board, each Option granted hereunder shall vest as to

1/12 of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the date of grant of the Option, as to 1/12 of the total number of shares subject thereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject thereto on the last day of the calendar month preceding the one-year anniversary of the date of grant of the Option; provided, in each case, that the Non-Employee Director who received the Option has remained a member of the Board through the respective vesting date.

(d) Expiration. Each Option granted hereunder shall expire at the close of business on the day before the tenth anniversary of the date of grant of the Option or at such earlier time as may be provided in the Plan or in the agreement evidencing any such Option.

(e) Tax Status of Options. Each Option granted under the Plan shall be a nonqualified stock option and shall not be an “incentive stock option” within the meaning of Section 422 of the Code.

(f) Payment. Shares of Common Stock purchased pursuant to the exercise of an Option shall, at the time of purchase, be paid for in full. All, or any portion, of the Option exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee and held for a period of at least 6 months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such shares previously acquired shall be valued at Market Value per Share on the date the option is exercised in accordance with the procedures to be established by the Board. A holder of an Option shall have none of the rights of a shareholder until the shares of Common Stock are issued to him or her following exercise of the Option.

(g) Non-Transferability of Options. During an Optionee’s lifetime, the Option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee’s legal representatives or heirs; provided, however, that an Optionee may, with prior approval from the Board (or its designee), transfer an exercisable Option to (i) a member or members of the Optionee’s immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the Optionee’s immediate family, (iii) a partnership, the partners of which consist exclusively of members of the Optionee’s immediate family, or (iv) any similar entity created for the exclusive benefit of members of the Optionee’s immediate family. The Board or its designee must approve the form of any transfer of an Option to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Optionee’s immediate family shall be disregarded. For purposes of this Section 8(g), immediate family means an Optionee’s spouse, children and grandchildren, including step and adopted children and grandchildren.

(h) Rights Upon Termination of Service. Upon an Optionee ceasing to be a member of the Board for any reason other than death, each Option of such Optionee shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Option. Such Option shall expire according to the following schedule:

(i) Retirement. Option shall expire, unless exercised, five years after the Optionee’s retirement from the Board if the Optionee retires at or after age 55 with at least five years of service on the Board.

(ii) Disability. Option shall expire, unless exercised, five years after the date the Optionee’s service on the Board is terminated due to the Optionee’s Total Disability.

(iii) Cause. Option shall expire upon Optionee’s service on the Board being terminated for Cause.

(iv) All Other Terminations. Option shall expire, unless exercised, three months after the date of such termination.

In no event, however, shall any Option be exercisable pursuant to this Section 8(g) subsequent to the tenth anniversary of the date on which it is granted or subsequent to any earlier termination in accordance with the terms of the agreement evidencing such Option.

(i) Death of Optionee. Upon the death of an Optionee during his or her term of service on the Board, an Option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such Option at the time of his or her death. Such Option shall expire, unless exercised by the Optionee’s legal representatives or heirs, five years after the date of death.

In no event, however, shall any Option be exercisable pursuant to this Section 8(i) subsequent to the tenth anniversary of the date on which it is granted or subsequent to any earlier termination in accordance with the terms of the agreement evidencing such Option.

(j) Continuance of Service. Except as otherwise determined by the Board, the vesting schedule applicable to an Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under the Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member as provided in Section 8(h) or 8(i).

9. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to a Participant, an Optionee, or a Beneficiary, as the case may be, any Restricted Shares or shares of Common Stock upon exercise of an Option prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

10. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board will make such equitable adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number of Restricted Shares or shares subject to Options. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Restricted Shares or Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Restricted Shares or Options so replaced. Moreover, the Board may on or after the date of grant provide in the award agreement under the Plan that the holder of the Restricted Shares or Option may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award.

The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11. TERM OF THE PLAN

No Restricted Shares or Options shall be granted pursuant to the Plan after May 18, 2014, but grants of Restricted Shares or Options theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

12. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time constituting outstanding Restricted Shares or subject to outstanding Options and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 10 or to ensure that the grant of Restricted Shares or Options, the exercise of Options or any other provision of the Plan complies with Section 16(b) of the Act), provided that no change with respect to any Restricted Shares or Options theretofore granted may be made which would impair the rights of a Participant or an Optionee without the consent of such Participant or Optionee and, further, that without the approval of shareholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 10), (ii) extend the term of the Plan, or (iii) change the class of eligible persons who may receive grants of Restricted Shares or Options under the Plan.

13. GENERAL PROVISIONS

(a) Neither the Plan nor the grant of any Restricted Shares or Option nor any action by the Company or the Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

(b) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

(c) It is the Company’s intention that any Restricted Shares or Option granted under the Plan shall not constitute a deferral of compensation within the meaning of Section 409A of the Code. In granting such Restricted Shares or an Option, the Board will use its best efforts to exercise its authority under the Plan with respect to the terms of such Restricted Shares or Option in a manner that the Board determines in good faith will not cause the Restricted Shares or Option to be subject to Section 409A of the Code and, should the Restricted Shares or an Option be subject to Section 409A of the Code, to comply with Section 409A of the Code and thereby avoid the imposition of penalty taxes and interest upon the holder of the Restricted Shares or Option. The time or schedule of any payment to be made under the Plan may not be accelerated except to the extent permitted under Section 409A of the Code.

14. EFFECTIVE DATE

The Plan was adopted by the Board as of April 14, 2004, and was approved by the shareholders of the Company on May 18, 2004. The Plan was then amended and restated by the Board effective April 7, 2005 (the “Board Approval Date”), and approved by the Company’s shareholders on May 17, 2005 (the “Shareholder Approval Date”). The Plan was subsequently amended and restated by the Board effective February 22, 2006.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden, President and Chief Executive Officer